Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

October 25, 2024

Media Contact:	Investor Contact:
Drew Hanson	Nick White
Corporate Communications	Investor Relations
Phone: 503-464-2067	Phone: 503-464-8073

Portland General Electric Announces Third Quarter 2024 Results
•Third quarter results reflect improved power cost conditions and continued robust demand growth from high-tech and data center customers
•Narrowing 2024 adjusted earnings guidance from $2.98 to $3.18 to a revised range of between $3.08 and $3.18 per diluted share to reflect year-to-date performance

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported net income based on generally accepted accounting principles (GAAP) of $94 million, or $0.90 per diluted share, for the third quarter of 2024. This compares with GAAP net income of $47 million, or $0.46 per diluted share, for the third quarter of 2023.

“Our focus on operational excellence, as well as improved power cost conditions across the West, underpin our solid third quarter results,” said Maria Pope, PGE President and CEO. “We are making meaningful progress in our ongoing RFP to secure the next generation of reliable, clean and cost-effective resources that will support customer growth and advance our shared decarbonization goals.”

Third Quarter 2024 Compared to Third Quarter 2023
Total revenues increased due to demand growth from semiconductor manufacturing and technology infrastructure customers, increased wholesale revenues and recovery of capital, operating and power costs. Total revenues were partially offset by lower residential and commercial usage primarily driven by weather. Purchased power and fuel expense decreased slightly due to decreased prices for purchased power. Operating and administrative expenses increased due to higher generation and network maintenance, service restoration work, wages and benefits, and from an earnings test deferral release related to the January 2024 storm and damage deferral. Depreciation and amortization expense and interest expense increased due to ongoing capital investment.

Company Updates
2023 All-source Request for Proposal Update
As previously announced, PGE filed a request for acknowledgement of the final shortlist of bidders for the 2023 All-source RFP to the Public Utility Commission of Oregon (OPUC) on September 17, 2024. The final shortlist is ranked in two groups, which represent the projects recommended for regulatory acknowledgement, and are made up of both renewables and non-emitting capacity.

The proposals for renewable resources provide various combinations of solar and battery storage options that include power purchase agreements (PPA) along with Company-owned resources via Build Transfer Agreements

(BTA). The proposals for non-emitting dispatchable capacity resources provide battery storage options that include PPAs along with Company-owned resources via BTAs. The ultimate outcome of the RFP process may involve the selection of multiple projects for both renewable and non-emitting dispatchable capacity resources.

PGE is proceeding to commercial negotiations with projects on the final shortlist and has requested that the OPUC acknowledge the RFP final shortlist by November 19, 2024.

2025 General Rate Case
PGE and parties continue to work through the 2025 General Rate Case as regulatory review is expected to continue throughout 2024. A final order is expected to be issued by the OPUC in December 2024, for new customer prices effective January 1, 2025.
Number One Voluntary Renewable Energy Program
For the 15th year, PGE’s voluntary renewable energy program, Green Future, was ranked number one by the U.S. Department of Energy’s National Renewable Energy Laboratory for the largest participation of business and residential customers in a renewables program of any electric utility in the U.S.
Quarterly Dividend
As previously announced, on October 18, 2024, the board of directors of Portland General Electric Company approved a quarterly common stock dividend of $0.50 per share. The quarterly dividend is payable on or before January 15, 2025 to shareholders of record at the close of business on December 24, 2024.

2024 Earnings Guidance
PGE is narrowing its estimate for full-year 2024 adjusted earnings guidance from $2.98 to $3.18 to a revised range of between $3.08 and $3.18 per diluted share based on the following assumptions:
•Exclusion of the impacts of the January 2024 winter storm, including non-deferrable Reliability Contingency Event (RCE) costs;
•An increase in energy deliveries of 2% to 3%, weather adjusted;
•Normal temperatures in its utility service territory;
•Hydro conditions for the year that reflect current estimates;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations;
•Revised operating and maintenance expense from between $800 and $825 million to between $820 million and $845 million, which includes $17 million from the release of the January 2024 storm deferral. This range includes approximately $150 million of wildfire, vegetation management, deferral amortization and other expenses that are offset in other income statement lines;
•Depreciation and amortization expense between $475 million and $525 million;
•Effective tax rate of 10% to 15%;
•Cash from operations of $700 to $800 million;
•Capital expenditures of $1,285 million; and
•Average construction work in progress balance of $710 million.

Third Quarter 2024 Earnings Call and Webcast — October 25, 2024
PGE will host a conference call with financial analysts and investors on Friday, October 25, 2024, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A webcast replay will also be available on PGE’s investor website "Events & Presentations" page beginning at 2 p.m. ET on October 25, 2024.

Maria Pope, President and CEO; Joe Trpik, Senior Vice President of Finance and CFO; and Nick White, Manager of Investor Relations, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, balance sheets and statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

Non-GAAP Financial Measures

This press release contains certain non-GAAP measures, such as adjusted earnings guidance. These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities, are infrequent in nature, or both. PGE believes that excluding the effects of these items provides a meaningful representation of the Company’s comparative earnings per share and enables investors to evaluate the Company’s ongoing operating financial performance. Management utilizes non-GAAP measures to assess the Company’s current and forecasted performance, and for communications with shareholders, analysts and investors. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Due to the forward-looking nature of PGE’s non-GAAP adjusted earnings guidance, and the inherently unpredictable nature of items and events which could lead to the recognition of non-GAAP adjustments (such as, but not limited to, regulatory disallowances or extreme weather events), management is unable to estimate the occurrence or value of specific items requiring adjustment for future periods, which could potentially impact the Company’s GAAP earnings. Therefore, management cannot provide a reconciliation of non-GAAP adjusted earnings per share guidance to the most comparable GAAP financial measure without unreasonable effort. For the same reasons, management is unable to address the probable significance of unavailable information.

# # #

About Portland General Electric Company
Portland General Electric (NYSE: POR) is an integrated energy company that generates, transmits and distributes electricity to over 930,000 customers with a service area population of approximately 1.9 million Oregonians. For more than 130 years, Portland General Electric (PGE) has been powering social progress, delivering safe, affordable, reliable and increasingly clean electricity while working to transform energy systems to meet evolving customer needs. PGE customers have set the standard for prioritizing clean energy with the No. 1 voluntary renewable energy program in the country. PGE was ranked the No. 1 utility in the 2024 Forrester U.S. Customer Experience Index and is committed to reducing emissions from its retail power supply by 80% by 2030 and 100% by 2040. PGE is recognized by the Bloomberg Gender-Equality Index for the company's commitment to creating a more equal, inclusive workplace. In 2023, PGE employees, retirees and the PGE Foundation donated nearly $4.6 million and volunteered over 23,000 volunteer hours to more than 400 nonprofit organizations. For more information visit www.PortlandGeneral.com/news.

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including assumptions and expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," "assumptions," "based on," "believes," "conditioned upon," "considers," "could," "estimates," "expects," “expected,” "forecast," "goals," "intends," "needs," "plans," "predicts," "projects," "promises," "seeks," "should," "subject to," "targets," "will continue," "will likely result," or similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the timing or outcome of various legal and regulatory actions; changing customer expectations and choices that may reduce demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; delays in the supply chain and increased supply costs (including application of tariffs impacting solar module imports), failure to complete capital projects on schedule or within budget, failure of counterparties to perform under agreement, or the abandonment of capital projects, which could result in the Company's inability to recover project costs, or impact our competitive position, market share, revenues and project margins in material ways; default or nonperformance of counterparties from whom PGE purchases capacity or energy, which require the purchase of replacement power and renewable attributes at increased costs; complications arising from PGE’s jointly-owned plant, including ownership changes, regulatory outcomes or operational failures; changes in, and compliance with, environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability, cost and required collateral for purchased power and fuel; changes in the availability and price of wholesale power and fuels; changes in customer growth, or demographic patterns, including changes in load resulting in future transmission constraints, in PGE’s service territory; changes in capital and credit market conditions, including volatility of equity markets as well as changes in PGE’s credit ratings and outlook on such credit ratings, reductions in demand for investment-grade commercial paper or interest rates, which could affect the access to and availability or cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; general economic and financial market conditions, including inflation; the effects of climate change, whether global or local in nature; unseasonable or severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, third party liability or that may affect energy costs or consumption; the effectiveness of PGE’s risk management policies and procedures; PGE’s ability to effectively implement Public Safety Power Shutoffs (PSPS) and de-energize its system in the event of heightened wildfire risk; cybersecurity attacks, data security breaches, physical attacks and security breaches, or other malicious acts against the Company or against Company vendors, which could disrupt operations, require significant expenditures, or result in claims against the Company; employee workforce factors, including potential strikes, work stoppages, transitions in senior management, and the ability to recruit and retain key employees and other talent and turnover due to macroeconomic trends; widespread health emergencies or outbreaks of infectious diseases, which may affect our financial position, results of operations and cash flows; failure to achieve the Company’s greenhouse gas emission goals or being perceived to have either failed to act responsibly with respect to the environment or effectively responded to legislative requirements concerning greenhouse gas emission reductions; social attitudes regarding the electric utility and power industries; political and economic conditions; acts of war or terrorism; changes in financial or regulatory accounting principles or policies imposed by governing bodies; new federal, state, and local laws that could have adverse effects on operating results; and risks and uncertainties related to generation and transmission projects, including, but not limited to, regulatory processes, transmission capabilities, system interconnections, permitting and construction delays, legislative uncertainty, inflationary impacts, supply costs and supply chain constraints. As a result, actual results may differ materially from those projected in the forward-looking statements.

Risks and uncertainties to which the Company are subject are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Revenues, net	$942	$801	$2,643	$2,192
Alternative revenue programs, net of amortization	(13)	1	(27)	6
Total revenues	929	802	2,616	2,198
Operating expenses:
Purchased power and fuel	380	386	1,060	910
Generation, transmission and distribution	131	85	337	279
Administrative and other	102	89	294	262
Depreciation and amortization	126	116	369	340
Taxes other than income taxes	44	41	132	124
Total operating expenses	783	717	2,192	1,915
Income from operations	146	85	424	283
Interest expense, net	53	42	156	127
Other income:
Allowance for equity funds used during construction	6	5	17	12
Miscellaneous income, net	6	5	21	22
Other income, net	12	10	38	34
Income before income tax expense	105	53	306	190
Income tax expense	11	6	31	30
Net income	94	47	275	160
Other comprehensive income	(1)	—	—	1
Net income and Comprehensive income	$93	$47	$275	$161

Weighted-average common shares outstanding (in thousands):
Basic	103,845	100,849	102,730	96,625
Diluted	104,338	101,103	102,958	96,830

Earnings per share:
Basic	$0.91	$0.47	$2.68	$1.65
Diluted	$0.90	$0.46	$2.67	$1.65

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$35	$5
Accounts receivable, net	459	414
Inventories	115	113
Regulatory assets—current	185	221
Other current assets	156	182
Total current assets	950	935
Electric utility plant, net	10,075	9,546
Regulatory assets—noncurrent	619	492
Nuclear decommissioning trust	35	31
Non-qualified benefit plan trust	36	35
Other noncurrent assets	166	169
Total assets	$11,881	$11,208

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS, continued
(Dollars in millions)
(Unaudited)

	September 30, 2024	December 31, 2023
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$351	$347
Liabilities from price risk management activities—current	114	164
Short-term debt	—	146
Current portion of long-term debt	80	80
Current portion of finance lease obligation	26	20
Accrued expenses and other current liabilities	401	355
Total current liabilities	972	1,112
Long-term debt, net of current portion	4,354	3,905
Regulatory liabilities—noncurrent	1,413	1,398
Deferred income taxes	552	488
Unfunded status of pension and postretirement plans	161	172
Liabilities from price risk management activities—noncurrent	74	75
Asset retirement obligations	273	272
Non-qualified benefit plan liabilities	76	79
Finance lease obligations, net of current portion	279	289
Other noncurrent liabilities	97	99
Total liabilities	8,251	7,889
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Common stock, no par value, 160,000,000 shares authorized; 105,455,590 and 101,159,609 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1,938	1,750
Accumulated other comprehensive loss	(5)	(5)
Retained earnings	1,697	1,574
Total shareholders’ equity	3,630	3,319
Total liabilities and shareholders’ equity	$11,881	$11,208

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$275	$160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	369	340
Deferred income taxes	18	(3)
Pension and other postretirement benefits	4	4
Allowance for equity funds used during construction	(17)	(12)
Alternative revenue programs	27	(6)
Regulatory assets	(130)	10
Regulatory liabilities	(16)	17
Tax credit sales	31	—
Other non-cash income and expenses, net	59	46
Changes in working capital:
Accounts receivable, net	(64)	23
Inventories	(2)	(14)
Margin deposits	1	87
Accounts payable and accrued liabilities	67	(181)
Margin deposits from wholesale counterparties	2	(133)
Other working capital items, net	28	20
Other, net	(44)	(27)
Net cash provided by operating activities	608	331

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from investing activities:
Capital expenditures	$(876)	$(931)
Sales of Nuclear decommissioning trust securities	—	1
Purchases of Nuclear decommissioning trust securities	(4)	(1)
Proceeds from sale of properties	—	2
Other, net	(20)	(3)
Net cash used in investing activities	(900)	(932)

Cash flows from financing activities:
Proceeds from issuance of common stock	178	485
Proceeds from issuance of long-term debt	450	400
Payments on long-term debt	—	(260)
Issuance (maturities) of commercial paper, net	(146)	—
Dividends paid	(148)	(131)
Other	(12)	(11)
Net cash provided by financing activities	322	483
Change in cash and cash equivalents	30	(118)
Cash and cash equivalents, beginning of period	5	165
Cash and cash equivalents, end of period	$35	$47

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$121	$91
Cash paid (received) for income taxes, net	(14)	25

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Nine Months Ended September 30,
	2024		2023
Revenues (dollars in millions):
Retail:
Residential	$1,078	41%	$942	43%
Commercial	690	27	606	27
Industrial	321	12	258	12
Direct Access	22	1	20	1
Subtotal Retail	2,111	81	1,826	83
Alternative revenue programs, net of amortization	(27)	(1)	6	—
Other accrued revenues, net	10	—	(2)	—
Total retail revenues	2,094	80	1,830	83
Wholesale revenues	467	18	323	15
Other operating revenues	55	2	45	2
Total revenues	$2,616	100%	$2,198	100%

Energy deliveries (MWhs in thousands):
Retail:
Residential	5,720	24%	5,949	28%
Commercial	4,917	20	4,995	23
Industrial	3,715	16	3,380	16
Subtotal	14,352	60	14,324	67
Direct access:
Commercial	390	2	442	2
Industrial	1,385	6	1,307	6
Subtotal	1,775	8	1,749	8
Total retail energy deliveries	16,127	68	16,073	75
Wholesale energy deliveries	7,652	32	5,295	25
Total energy deliveries	23,779	100%	21,368	100%

Average number of retail customers:
Residential	828,067	88%	814,773	88%
Commercial	113,330	12	112,210	12
Industrial	206	—	195	—
Direct access	500	—	538	—
Total	942,103	100%	927,716	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Nine Months Ended September 30,
	2024		2023
Sources of energy (MWhs in thousands):
Generation:
Thermal:
Natural gas	7,989	35%	7,746	38%
Coal	1,331	6	1,629	8
Total thermal	9,320	41	9,375	46
Hydro	956	4	865	4
Wind	2,315	10	1,644	8
Total generation	12,591	55	11,884	58
Purchased power:
Hydro	5,088	22	3,622	18
Wind	1,072	5	699	3
Solar	932	4	935	4
Natural Gas	94	—	145	1
Waste, Wood, and Landfill Gas	132	1	116	1
Source not specified	3,083	13	3,056	15
Total purchased power	10,401	45	8,573	42
Total system load	22,992	100%	20,457	100%
Less: wholesale sales	(7,652)		(5,295)
Retail load requirement	15,340		15,162

The following table indicates the number of heating degree-days for the three and nine months ended September 30, 2024 and 2023, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days			Cooling Degree-days
	2024	2023	Avg.	2024	2023	Avg.

First Quarter	1,755	1,927	1,838	—	—	—
Second Quarter	547	554	608	108	195	108
July	—	—	6	300	269	201
August	4	1	4	224	327	227
September	32	44	52	119	91	86
Third Quarter	36	45	62	643	687	514
Year-to-date	2,338	2,526	2,508	751	882	622
(Decrease) increase from the 15-year average	(7)%	1%		21%	42%